Exhibit 10.15


                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made effective as of November 15, 2004 by and between Anacomp, Inc. ("Employer") and William R. Pesch ("Employee").

     The parties agree as follows:

     1. Duties.

          1.1 Position. Employee is employed in the position of President and Chief Operating Officer. Employee shall faithfully and diligently perform these duties, as well as any other duties as assigned. Employer reserves the right to modify Employee's duties consistent with Employee's position at any time, in its sole and absolute discretion.

          1.2 Location of Employment. Employee will be based at Employer's San Diego headquarters facility, and will be required to live within reasonable proximity to this facility.

          1.3 Best Efforts/Full-time. Employee will expend Employee's best efforts on behalf of Employer, and will abide by all policies and decisions made by Employer, as well as all applicable federal, state and local laws, regulations or ordinances. Employee shall devote Employee's full business time and efforts to the performance of Employee's duties and will act in the best interests of Employer at all times. It is anticipated that Employee shall generally work on average no less than 40 hours per week. Notwithstanding, Employee may participate in civic, charitable and industry organizations, which do not interfere with his duties. Employee may serve on Boards of Directors subject to Employer's conflict of interest policies and the Company's approval which shall not be unreasonably withheld.

     2. Compensation.

          2.1 Base Salary. As compensation for the proper and satisfactory performance of all duties to be performed by Employee hereunder, Employee shall earn a base salary of Two Hundred and Fifty Thousand ($250,000.00). Such salary shall be payable on a biweekly basis in accordance with the normal payroll practices of Employer, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions. Employee's base salary will be subject to being increased in accordance with Employer's annual salary review process.

          2.2 Incentive Compensation. Employee shall also be eligible to earn annual incentive compensation in an amount equal to 50% of the Employee's Base Salary in accordance with the terms and conditions of the executive incentive plan approved by the Employer's Compensation Committee. In the first year of Employee's employment, Employee shall be guaranteed a minimum cash bonus of Twenty Five Percent (25%) of the Employee's annual base salary, or Sixty Two Thousand Five Hundred Dollars ($62,500.00) prorated over the first year.

          2.3 Stock Options. The Employer will recommend to the Compensation Committee of the Employer's Board of Directors that the Employee be granted an award of 32,500 stock options. This award would be granted effective as of the date the appropriate stock option documents are executed by the Company after the conclusion of Project Ocean. The exercise price for such options would be determined, as provided under the Employer's stock option plan, as of the date of grant of such options. The stock options would vest in equal portions of 25% of the entire option grant on each anniversary the effective date of this Agreement. All of the other terms and conditions of the stock option award will be subject to such provisions as determined by the Compensation Committee of the Employer's Board of Directors.

     3. Fringe Benefits. Employee shall be eligible for all customary and usual fringe benefits generally available to executive employees of Employer, such as holidays, vacations and health insurance, subject to the terms and conditions of the applicable benefit plans and provided Employee completes the applicable enrollment forms, if any, on a timely basis. Employer reserves the right to change or terminate the fringe benefits on a prospective basis, at any time, upon written notice to Employee. Employee shall also be eligible for payment of relocation expenses in accordance with the Employer's standard relocation policy, provided, however, that with respect to Paragraph III A, the Employer will reimburse Employee for any expenses incurred up to the amount of Thirty Nine Thousand dollars ($39,000). Additionally, Employee shall be entitled to a $3,000/month cost of living (COLA) adjustment for the first twelve (12) months of Employee's employment.

     4. Term of Employment. The initial term of this Agreement shall be for a period of one year, from the date that this Agreement is signed by the Employer, unless terminated sooner in accordance with the provisions below. If not terminated at the end of the initial term, the Agreement shall thereafter renew automatically for one year terms. Either party can terminate the Agreement at the end of the initial term or the end of any renewal term by providing the other with written notice of nonrenewal at least 60 days before the expiration date. If this Agreement is terminated by Employer at the end of the initial term or any renewal term, such occurrence will be deemed a termination without cause and Employee will be entitled to receive the severance package set forth in
Section 4.2. The Agreement may also be terminated during the initial term or any renewal term, as provided below. In the event employment is extended beyond the initial term, this Agreement shall continue to govern the terms and conditions of employment until termination of the Agreement, or unless the Agreement is modified by mutual agreement, in a writing signed by the parties.

          4.1 Termination by Employee. In the event Employee wishes to terminate the employment relationship, Employee agrees to provide a minimum of 60 days notice so that arrangements for a replacement can be made. Employee shall be paid through the end of the notice period, provided Employee continues working and cooperates fully with Employer during the transition process. Employer may elect to relieve Employee of all duties at any time during the notice period. In such case, no further payment is required by Employer after Employee is relieved of all duties.

          4.2 Termination by Employer Without Cause. Employer may terminate Employee's employment at any time without cause or advance notice, provided Employer provides Employee with a severance package that consists of Employee's biweekly base pay for a period of one year from the date of termination, such payments to be made on Employer's regular paydays. The severance package shall also include continuation of Employee's health insurance benefits on Employer's plan pursuant to an election of COBRA by Employee. Employer shall pay the COBRA payments for Employee for the same timeframe Employee is receiving base salary continuation. Thereafter, it shall be Employee's obligation to make the COBRA payments to keep the insurance in effect. Employee shall be entitled to receive the severance package only if Employee executes a general release, releasing to the fullest extent permitted by law all claims, known or unknown, that Employee may have against Employer, including those arising out of or in any way related to Employee's employment or the termination of Employee's employment up to the date of execution of the release. For the purpose of the release, the term "Employer" includes Anacomp, Inc. and all subsidiary and related entities and their employees, officers, directors, shareholders and agents. A termination without cause shall include a transfer of the Employee to another location which is more than 35 miles from the Employer's San Diego headquarters facility.

          4.3 Termination by Employer for Cause. Employer may terminate the employment relationship immediately upon written notice to Employee for "cause," without the payment of any severance, unless Employer elects to offer it. If a severance package is offered, it will be contingent upon the execution of a general release, as described above. "Cause" for termination shall be defined as:

               4.3.1 Employee's failure to substantially perform the duties of Employee's employment to the satisfaction of Employer, provided Employee has first been notified in writing of any specific deficiencies and been given at least 60 days to correct them. In the event that Employee has not corrected the specific deficiencies within 60 days, Employee will be notified in writing and be given a final 30 days to correct them.

               4.3.2 Employee becomes disabled, mentally or physically, and as a result is unable to diligently, expeditiously and competently perform all of the essential functions and duties of his position, with or without reasonable accommodation, on a substantially full time basis in accordance with the provisions of this Agreement and after all applicable leaves of absence required by law and Employer's policies have been exhausted.

               4.3.3 Employee's death.

               4.3.4 Employee engages in any conduct which has a substantial adverse effect on the name or public image of Employer or is otherwise detrimental to the business interests of Employer.

          4.4 Compensation Upon Termination. Upon termination of employment, for whatever reason, Employee will be entitled to receive Employee's base salary, Incentive Compensation and all accrued but unused vacation, prorated to the date of termination.

          4.5 Return of Employer's Property. Upon termination of employment for any reason, Employee agrees to immediately return all property of Employer, including but not limited to, all computers, telephones and other equipment that has been issued to Employee, all plans, programs, customer lists, proprietary data and all other data or objects acquired through Employee's employment with Employer.

     5. Business Expenses. Employer agrees to reimburse Employee for all reasonable, out-of-pocket business expenses incurred in the performance of Employee's duties on behalf of Employer. To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation.

     6. Confidential Company Information. Employee shall read, sign and strictly comply with the Confidentiality, Non-Competition and Non-Disclosure Agreement which is attached as Exhibit A and incorporated by reference herein.

     7. Employee Innovations and Proprietary Rights Assignment Agreement. Employee shall read, sign and strictly comply with the Employee Innovations and Proprietary Rights Assignment Agreement, which is attached as Exhibit B and incorporated by reference herein.

     8. Change of Control Severance Agreement. Employee shall read, sign and strictly comply with the Change of Control Severance Agreement, which is attached as Exhibit C and incorporated by reference herein.

     9. Competitive Employment. During the term of Employee's employment with Employer, Employee will not directly or indirectly compete with Employer in any way, and will not directly or indirectly, alone or with others, engage in or have any interest in, any business, firm, partnership or corporation, whether as an employee, officer, director, agent, shareholder (except passive ownership of up to 5% of the securities in a corporation), volunteer, creditor, consultant or otherwise, that engages in any activity that is the same or similar to, or in competition with, any activity engaged in by Employer.

     10. Non-Solicitation of Employees. During Employee's employment with Employer and for a period of one year thereafter, Employee will not directly or indirectly solicit any employee of Employer to leave Employer or to accept employment with another company, nor shall Employee otherwise induce or attempt to induce a current employee of Employer to terminate his/her employment with Employer.

     11. Agreement to Arbitrate. Employee and Employer agree to arbitrate any controversy, claim or dispute between them arising out of or in any way related to this Agreement, their employment relationship, and any disputes upon termination of employment, except as provided in paragraph 11.1 below, to the fullest extent permitted by law. This method of resolving disputes shall be the sole and exclusive remedy of the parties. Accordingly, the parties understand that, except as provided below or as otherwise required by law, they are giving up their rights to have their disputes decided in a court of law and, if applicable, by a jury, and instead agree that their disputes shall be decided by arbitration.

          11.1 Scope of the Agreement. The disputes subject to this agreement to arbitrate include all potential claims between Employee and Employer relating to employment, such as breach of contract, tort, discrimination, harassment, wrongful termination, demotion or discipline, failure to accommodate, family and medical or pregnancy disability leave, compensation or benefits claims, constitutional claims and claims for violation of any local, state or federal law or common law to the fullest extent permitted by law. Claims for workers' compensation or unemployment insurance benefits are expressly excluded. For the purpose of this provision, references to "Employer" include Anacomp, Inc. and all subsidiary and related entities and their employees, supervisors, officers, directors, shareholders, agents, benefit plans, benefit plan sponsors, fiduciaries, administrators, affiliates and all successors and assigns of any of them, and this agreement to arbitrate shall apply to them to the extent Employee's claims arise out of or relate to their actions on behalf of Employer.

          11.2 Initiation of Arbitration. Either party may exercise the right to arbitrate by providing the other party with written notice of any and all claims forming the basis of such right in sufficient detail to inform the other party of the substance of such claims. In no event shall the request for arbitration be made after the date when institution of legal or equitable proceedings based on such claims would be barred by the applicable statute of limitations.

          11.3 Arbitration Procedure. The arbitration will be conducted before a single neutral arbitrator in San Diego, California. The parties are entitled to representation by an attorney or other representative of their choosing. The arbitrator shall have the power to enter any award that could be entered by a judge of the Superior Court of the State of California, and only such power. The arbitrator's decision shall be final and binding. The parties agree to abide by and perform any award rendered by the arbitrator. Judgment on the award may be entered in any court having jurisdiction thereof.

          11.4 Costs of Arbitration. Employer shall pay the costs of the arbitration proceeding, such as the cost of the arbitrator. Each party will bear its own attorneys' fees and the costs incurred in the preparation and presentation of its case, except that the arbitrator may, in his or her discretion, award reasonable attorneys' fees and costs to the prevailing party.

          11.5 Knowing and Voluntary Agreement. Employee acknowledges that at the time of entering this Agreement, Employee was given the option of entering or not entering this agreement to arbitrate. Employee recognizes the potential benefits of arbitration, has read the arbitration provisions of this section, and freely and voluntarily agrees to the same.

     12. General Provisions.

          12.1 Representations and Warranties by Employee. Employee hereby warrants and represents that (a) the execution of this Agreement will not breach or conflict with any other contract, agreement or understanding between Employee and any other party or parties; and (b) Employee does not have trade secret, confidential or proprietary information of any third party the disclosure of which to Employer would conflict with or violate the rights of any such third party or parties.

          12.2 Successors and Assigns. The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. Employer shall have the right to assign its rights and obligations under this Agreement to a third party. Employee shall not be entitled to assign any of Employee's rights or obligations under this Agreement.

          12.3 Waiver. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

          12.4 Severability. In the event any provision of this Agreement, in whole or in part, shall be found unenforceable by an arbitrator or, if applicable, a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefits contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable portion of such provision shall be deemed deleted, and the validity and enforceability of the remainder of this Agreement shall not be affected thereby.

          12.5 Interpretation; Construction. This Agreement has been drafted by Employer, but Employee has participated in the negotiation of its terms. Furthermore, Employee has had the opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

          12.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California.

          12.7 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally, (b) by overnight courier upon written verification of receipt, (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission, or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to Employee at the address set forth below, or such other address as Employee may specify in writing. Notice to Employer shall be given to the General Counsel of Employer.

          12.8 Indemnification. Employer will defend and indemnify Employee in accordance with Anacomp's Corporate Bylaws and the laws of the State of California. Employer currently maintains insurance for officers and directors. Insurance and coverages for officers and directors in future years will be reviewed and approved by the Board of Directors.

     13. Entire Agreement. This Agreement, including the exhibits to this Agreement, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only by a written agreement, signed by Employee and the President of Employer. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

     THE PARTIES TO THIS AGREEMENT, HAVING READ THE FOREGOING AGREEMENT IN ITS ENTIRETY, FREELY AND VOLUNTARILY EXECUTE THIS AGREEMENT ON THE DATES SHOWN BELOW.

Dated:  11/8/04
                                                     /s/ William R. Pesch
                                                     __________________________
                                                     William R. Pesch


                                                     __________________________
                                                     __________________________
                                                     Home Address

Dated:  11/8/04                                      ANACOMP, INC.
        ___________

                                                     By: /s/Jeffrey R. Cramer
                                                         ______________________
                                                         Jeffrey R. Cramer
                                                         Chief Executive Officer

                                    EXHIBIT A

         ANACOMP, INC. EMPLOYEE CONFIDENTIALITY AGREEMENT ("Agreement")

     In consideration of my employment by Anacomp, Inc. ("Anacomp"), and in consideration of the wages and benefits paid to me by Anacomp in connection with my employment, Anacomp and I agree to the following:

     1. Confidential Information Defined. The term "Confidential Information" means all information I receive in connection with, or as a result of, my employment with Anacomp or that is or may be used or useful in the conduct of Anacomp's business, or the business of its customers, which confers or tends to confer a competitive advantage upon Anacomp or its customers over one who does not possess the information and/or which has commercial value in the business in which Anacomp and its customers are engaged. "Confidential Information" includes, but is not limited to, information relative to: Anacomp's trade secrets or inventions; plans and results of research and development; marketing strategies; lists of present or prospective customers; Anacomp's employees' unpublished financial information; all confidential or proprietary information of Anacomp's customers; equipment or configuration used by Anacomp; suppliers' lists; copyrighted material; operating and marketing systems; human resources management systems; software programs and source documents; special techniques of any kind peculiar to the operations of Anacomp; and all concepts, proposals, processes or information related to current, future or proposed business, products, services or sales of Anacomp and its customers which has not been previously released to the general public by authorized representatives of Anacomp, or if applicable, Anacomp's customers, whether or not such information would be enforceable as a trade secret enjoined or restrained by a court as constituting unfair competition. "Confidential Information" also includes all proprietary or confidential information of any third party who may disclose such information to Anacomp or me in the course of conducting Anacomp's business.

     2. Proprietary Interests. I acknowledge and agree that all Confidential Information, whether developed by me or others, is and shall remain the exclusive property of Anacomp and, as applicable, its customers. I hereby assign to Anacomp any rights I may have or acquire in such Confidential Information to the fullest extent permitted by law.

     3. Nondisclosure/Nonuse. I acknowledge that Confidential Information constitutes valuable and unique assets of Anacomp's business, and the unauthorized disclosure of any Confidential Information to a third party will be highly detrimental to the interests of Anacomp and its clients. I, therefore, agree to hold in strictest confidence and not disclose, or allow to be disclosed, to any third party, other than to persons engaged by Anacomp or its customers to further the business interests of Anacomp or that customer, any Confidential Information that I have or may acquire during my employment by Anacomp. I will not use, or allow to be used, any Confidential Information, or anything directly relating to it, without the written consent of Anacomp, except as necessary to perform my duties as an employee of Anacomp.

     4. Confidentiality Survives Termination. This Agreement will continue to be effective even after I no longer work for Anacomp.

     5. No Adverse Use. I will not use any Confidential Information in any way that may directly or indirectly have an adverse effect upon Anacomp's business, or the business of any of Anacomp's customers, nor will I perform any acts that, in Anacomp's sole discretion, would tend to reduce the proprietary value of Confidential Information.

     6. Return of Confidential Information. Upon termination of my employment with Anacomp for whatever reason, or at any other time upon Anacomp's request, I will promptly deliver to Anacomp, without retaining copies, all documents, computer files, and other information regarding or containing Confidential Information, including copies, summaries or excerpts thereof, in my possession or control. Should I subsequently discover such items in my possession, I agree to return them promptly to Anacomp without retaining copies.

     7. Enforcement. I acknowledge that any unauthorized disclosure of Confidential Information during employment will result in disciplinary action up to an including immediate termination of employment. I further acknowledge that my violation of any provision of this Agreement at any time will cause Anacomp irreparable and continuing harm for which there will be no adequate legal remedy, and Anacomp shall be entitled to injunctive relief and/or a decree for specific performance, and such other proper relief (including monetary damages, if appropriate).

     8. No Violation of Rights of Third Parties. I represent and warrant that I am not a party to any agreement that will interfere with my full compliance with this Agreement. I agree not to disclose to Anacomp, or induce Anacomp to use, any confidential or proprietary information of any third party.

     9. Successors/Assigns. This Agreement shall inure to the benefit of Anacomp's successors and assigns and is binding upon my heirs and legal representatives. I may not assign any rights or obligations under this Agreement.

     10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements, understandings, negotiations and representations, whether oral or written, on the same subject. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by me and by an authorized representative of Anacomp.

     11. Construction and Severability. If any Agreement provision is found unenforceable by a court of law, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision so that Anacomp shall receive the benefits of the provision to the fullest extent permitted by law. If a deemed modification is not found to be satisfactory by such court, the unenforceable provision shall be deemed deleted, and the remaining Agreement provisions shall remain valid and enforceable.

     12. Waiver. Anacomp's failure to enforce any Agreement provision shall neither be construed as a waiver of any such provision nor prevent Anacomp thereafter from enforcing each and every provision of this Agreement.

     13. Applicable Law. This Agreement shall be interpreted and enforced in accordance with CA law.

     I acknowledge and represent that I have read and understand this Agreement, and I consider the Agreement terms to be fair, reasonable and necessary to protect Anacomp's ongoing business interests.

EMPLOYEE                                 ANACOMP, INC.

/s/William R. Pesch                      /s/Vicki Chuck
- -----------------------                  ---------------------------------
Signature                                Signature

William R. Pesch                         Vicki Chuck / VP, Human Resources
- -----------------------                  ---------------------------------
Print Name                               Name/Title

11/8/04                                  11/8/04
- -----------------------                  ----------------------------------
Date                                     Date

                                    EXHIBIT B

                   EMPLOYEE INNOVATIONS AND PROPRIETARY RIGHTS
                              ASSIGNMENT AGREEMENT


     This Agreement is intended to formalize the procedures which have been in effect since my hire date. In return for my employment by Anacomp, Inc. ("Company"), and other good and valuable consideration, I acknowledge and agree that:

     1. Prior Work. All previous work done by me for Company relating in any way to the creation, reduction to practice, derivation, design, development, manufacture, sale or support of products or services for Company is the property of Company, and I hereby assign to Company all of my right, title and interest in and to such previous work.

     2. Proprietary Information. My employment creates a relationship of confidence and trust between Company and me with respect to any information which may be disclosed to me during my employment: (a) applicable to the business of Company; or (b) applicable to the business of any client or customer of Company. All such information has commercial value in the business in which Company is engaged and is hereinafter called "Proprietary Information." This includes, but is not limited to, all technical and non-technical information related to the current, future and proposed products and services of Company, including patent, copyright, trade secret, and proprietary information, techniques, drawings, models, inventions, know-how, processes, equipment, software programs, software source documents, research and development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information. "Proprietary Information" also includes proprietary or confidential information of any third party who may disclose such information to Company or to me in the course of Company's business.

     3. Ownership and Nondisclosure of Proprietary Information. All Proprietary Information is the sole property of Company or its customers or assigns. I hereby do and will assign to Company all rights, title and interest I may have or acquire in the Proprietary Information. At all times, during and after my employment with Company, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything directly relating to Proprietary Information without the written consent of Company, except as may be necessary to perform my duties as an employee of Company.

     4. Ownership and Return of Materials. All materials (including, without limitation, all Proprietary Information and other documents, designs, lists, and all other tangible media of expression) furnished to me by Company shall remain the property of Company. Upon termination of my employment, or at any time at Company's request, I will promptly (but no later than five (5) days after the earlier of my employment's termination or Company's request) destroy or deliver to Company, at Company's option, (a) all materials furnished to me by Company,
(b) all tangible media of expression which are in my possession or control and which incorporate any Proprietary Information including any copies, reproductions, summaries or excerpts, or otherwise relate to Company's business, and (c) written certification of my compliance with my obligations under this sentence.

     5. Innovations. As used in this Agreement, the term "Innovations" means all processes, machines, devices, designs, techniques, formulas, methods, uses, products, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws. "Innovations" includes "Inventions," which is defined to mean any inventions protected under patent laws.

     6. Disclosure of Prior Innovations. I have identified on Exhibit A ("Prior Innovations"), attached hereto, all Innovations which were owned or controlled by me prior to my employment with Company (collectively, the "Prior Innovations"). I represent that such list is complete. If there is no list on Exhibit A or I fail to attach Exhibit A, no Innovations shall be excluded from the scope of this Agreement.

     7. Assignment of Innovations; License of Prior Innovations. I agree to promptly disclose and describe to Company, and assign to Company or Company's designee my entire right, title, and interest in and to, (a) each of the Innovations (including Inventions), and any associated intellectual property rights, which I may solely or jointly conceive, reduce to practice, create, derive, develop or make during my employment with Company, which either (i) relate to Company's business or actual or demonstrably anticipated research or development, or (ii) were developed on Company's time or with Company's equipment, supplies, facilities or trade secret information, or (iii) resulted from any work I performed for Company, and (b) each of the Innovations which is not an Invention (as demonstrated by me by clear and convincing evidence), and any associated intellectual property rights, which I may solely or jointly conceive, develop, reduce to practice, create, derive, develop, or make during my employment with Company, which are applicable to the business of Company (collectively, the Innovations identified in clauses (a) and (b) are hereinafter the "Company Innovations").

          7.1 To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by me to Company, I hereby grant to Company an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title and interest. If the same can be neither assigned nor licensed by me to Company, I hereby irrevocably waive and agree never to assert such non-assignable and non-licensable rights, title and interest against Company or its successors in interest. I hereby grant to Company or its designees a royalty free, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice all applicable patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Prior Innovations which I incorporate, or permit to be incorporated, in any Company Innovations.

          7.2   Notwithstanding   the  foregoing,   I  agree  that  I  will  not
     incorporate, or permit to be incorporated, any Prior Innovations in any Company Innovations without Company's prior written consent.

     8. Future Innovations. I agree that any Innovations and Proprietary Information relating to my activities while working for Company and conceived, reduced to practice, created, derived, developed, or made by me, alone or with others, within three (3) months after termination of my employment shall be presumed to have been conceived, reduced to practice, created, derived, developed, or made, as applicable, during my employment with Company and are to be promptly assigned to Company, rebuttable only by written evidence satisfying the clear and convincing standard of proof.

     9.  Cooperation  in  Perfecting  Rights  to  Proprietary   Information  and
Innovations.

          (a) I agree to perform, during and after my employment, all acts deemed necessary or desirable by Company to assist Company, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Proprietary Information and Innovations assigned or licensed to, or whose rights are irrevocably waived and shall not be asserted against, Company under this Agreement.

          (b) If Company is unable, for any reason, to secure my signature to any document required to file, prosecute, register, or memorialize the assignment of any patent, copyright, mask work or other applications or to enforce any patent, copyright, mask work, moral right, trade secret or other proprietary right under any Proprietary Information (including improvements thereof) or any Innovations (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, continuing patent applications, reissues, and reexaminations thereof), I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agents and attorneys-in-fact to act for and on my behalf to accomplish the same.

     10. No Violation of Rights of Third Parties. I will not disclose to Company, or induce Company to use, any confidential or proprietary information belonging to others. I am not a party to any other agreement which will interfere with my duties as an employee of Company or my full compliance with this Agreement. I agree not to enter into any agreement, whether written or oral, in conflict with the provisions of this Agreement.

     11.  Survival.  This  Agreement (a) shall survive my employment by Company;
(b) inures to the benefit of successors and assigns of Company; and (c) is binding upon my heirs and legal representatives.

     12. Nonassignable Inventions. This Agreement does not apply to an Invention which qualifies fully as a nonassignable invention under the provisions of any applicable state law. I have reviewed the notification in Exhibit B ("Limited Exclusion Notification") and my signature acknowledges my receipt of the notification. However, I agree to disclose promptly in writing to Company all Innovations (including Inventions) conceived, reduced to practice, created, derived, developed, or made by me during the term of my employment and for three
(3) months thereafter, whether or not I believe such Innovations are subject to this Agreement, to permit a determination by Company as to whether or not the Innovations should be the property of Company. Any such information will be received in confidence by Company.

     13. Injunctive Relief. I agree that a breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law, and Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

     14. Governing Law. This Agreement shall be governed by the laws of the United States of America and the state in which you are employed. For the purpose of this provision, the "state in which you are employed" is the state out of which you receive your assignments and compensation; the state in which you are employed does not change when you are temporarily assigned to perform duties in another state. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in the state in which you are employed, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in the state in which you are employed, such personal jurisdiction shall be nonexclusive.

     15. Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

     16. Waiver; Amendment; Modification. Any waiver by Company of a term or provision of this Agreement, or of a breach of any provision of this Agreement by me, must be in writing to be effective, and will not constitute a waiver of any subsequent breach unless specified in writing. This Agreement may be amended or modified only with the written consent of both me and Company. No oral waiver, amendment or modification shall be effective under any circumstances.

     17. Entire Agreement. This Agreement represents my entire understanding with Company with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral.

     I certify that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

ANACOMP, INC.                                   EMPLOYEE:


By: /s/Jeffrey R. Cramer                        By: /s/William R. Pesch
    ---------------------                           ---------------------------
Title: CEO                                      Printed Name: William R. Pesch
       ------------------                                     -----------------

Dated:   11/8/04                                Dated: 11/8/04
         ----------------                              ------------------------

                                    Exhibit A

                                PRIOR INNOVATIONS


     This is a complete list of all Innovations, if any, patented or unpatented, copyrighted or not copyrighted, including members of all patents and patent applications filed thereon, and applications for copyright protection and registration filed thereon, and a brief description of all unpatented Innovations which I have made prior to my employment with Company and which are to be excluded from the scope of this Agreement.

                                    Exhibit B

                         LIMITED EXCLUSION NOTIFICATION


     THIS IS TO NOTIFY you that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any invention that you developed entirely on your own time without using Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

     (1) Relate at the time of conception or reduction to practice of the invention to Company's business, or actual or demonstrably anticipated research or development of Company; or

     (2) Result from any work performed by you for Company.

     To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

     This limited exclusion does not apply to any patent or invention covered by a contract between Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

     If you are employed in a state that provides greater rights to you in Inventions than are reflected in this notice, the Company will comply with the applicable law of that state.

     I ACKNOWLEDGE RECEIPT of a copy of this notification.


                                                   By: /s/William R. Pesch
                                                       _________________________

                                                       William R. Pesch
                                                       _________________________
                                                      (Printed Name of Employee)

                                                   Date: 11/8/04
                                                         _______________________

Witnessed by:

/s/Paul Najar
____________________
Paul Najar
____________________
(Printed Name of Company Representative)

Dated: 11/8/04
      ______________

                                    EXHIBIT C

                                  ANACOMP, INC.

                      CHANGE OF CONTROL SEVERANCE AGREEMENT

     This Change of Control Severance Agreement (the "Agreement") is made and entered into by and between William R. Pesch ("Executive") and Anacomp, Inc., an Indiana corporation ("Company"), effective as of November 15, 2004 (the "Effective Date").

                                    RECITALS

     A. It is expected that Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of Company (the "Board") recognizes that such considerations can be a distraction to Executive and can cause Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of Company and its shareholders to assure that Company will have the continued dedication and objectivity of Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined herein) of Company.

     B. The Board believes that it is in the best interests of Company and its shareholders to provide Executive with an incentive to continue his or her employment and to motivate Executive to maximize the value of Company upon a Change of Control for the benefit of its shareholders.

     C. The Board believes that it is imperative to provide Executive with certain severance benefits upon Executive's termination of employment following a Change of Control. These benefits will provide Executive with enhanced financial security and incentive and encouragement to remain with Company notwithstanding the possibility of a Change of Control.

     D. Certain capitalized terms used in the Agreement are defined in Section 6 below.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. Term of Agreement. This Agreement shall terminate upon the date that all of the obligations of the parties hereto with respect to this Agreement have been satisfied.

     2. At-Will Employment. Company and Executive acknowledge that Executive's employment is and shall continue to be at-will, as defined under applicable law, except as may otherwise be specifically provided under the terms of any written formal employment agreement between Company and Executive (an "Employment Agreement"). If Executive's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement or under his or her Employment Agreement.

     3. Agreement to Remain with Company for 6 Months Following a Change of Control. Executive agrees to remain employed with Company (or its successor corporation) for a period of six months following a "Change of Control" (as defined herein) unless his or her employment terminates due to death, Executive's "Disability" (as defined herein), for "Good Reason" (as defined herein), or is terminated involuntarily by Company during such six month period.

     4. Severance Benefits.

          (a) Involuntary Termination Other than for Cause or Voluntary Termination for Good Reason Following a Change of Control. If within twelve months following a Change of Control: (i) Executive terminates his or her employment with Company (or any parent or subsidiary of Company) for "Good Reason" (as defined herein); or (ii) Company (or any parent or subsidiary of Company) terminates Executive's employment for other than "Cause" (as defined herein) and Executive signs and does not revoke a standard release of claims with Company in a form reasonably acceptable to Company and Executive agrees to continue to comply with the surviving provisions of any confidentiality or proprietary rights agreement signed by Executive in connection with his or her employment, then Executive shall receive the following severance from Company:

               (i) Severance Payment. Executive shall be entitled to receive a "Severance Payment" (less applicable withholding taxes) equal to 100% of Executive's annual base salary (as in effect immediately prior to (A) the Change of Control, or (B) Executive's termination, whichever is greater) plus 100% of Executive's Average Bonus Payment (as defined herein) for the fiscal year in which the Change of Control or Executive's termination occurs, whichever is greater, less any amount of the bonus that has already been paid out in the year in which Executive's termination occurs.

               (ii) Options; Restricted Stock. As provided in Company's existing stock option agreements, all of Executive's then outstanding options to purchase shares of the Company's Common Stock ("Options") shall immediately vest and became exercisable. Additionally, any shares of the Company's Common Stock then held by Executive subject to a Company repurchase right ("Restricted Stock") shall immediately vest and
          Company's right of repurchase with respect to such shares of Restricted Stock shall lapse. The Options shall remain exercisable following the termination of employment for the period prescribed in the respective option agreements.

               (iii) Continued Executive Benefits. Company will pay: (A) the premiums required to continue Executive's group health, dental and vision care coverage at the same ratio of Company's premium payment to Executive as was in effect immediately prior to the Change of Control, under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), provided that Executive elects to continue and remains eligible for these benefits under COBRA; and
          (B) the premiums required to continue Executive's long-term disability and life insurance coverage at the same ratio of Company's premium payment to Executive as was in effect immediately prior to the Change of Control, provided the benefit plans allow Executive to convert these policies to an individual policy (continued coverage under
          Section 4(a)(iii)(A) & (B) above collectively referred to as "Company-Paid Coverage"). If such coverage included Executive's dependents immediately prior to the Change of Control, such dependents shall also be covered at Company expense. Executive's portion of the premiums shall be deducted from the severance payment described in
          Section 4(a)(i) above. Company-Paid Coverage shall continue until the earlier of: (i) twelve months from the date of Executive's termination, or (ii) the date upon which Executive and his or her dependents become covered under another employer's group health, dental, vision, long-term disability or life insurance plans that provide Executive and his or her dependents with comparable benefits and levels of coverage.

          (b) Timing of Severance  Payments.  The severance payment described in
     Section 4(a)(i) above shall be paid by Company to Executive within fifteen business days following a termination covered by Section 4(a) above.

          (c) Voluntary Resignation; Termination for Cause. If Executive's employment with Company terminates (i) voluntarily by Executive other than for Good Reason or (ii) for Cause by the Company, then Executive shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and practices or pursuant to other written agreements with Company.

          (d) Termination Apart from Change of Control. In the event Executive's employment is terminated for any reason, either prior to the occurrence of a Change of Control or after the twelve month period following a Change of Control, then Executive shall be entitled to receive severance and any other benefits only as may then be established under Company's existing written severance and benefits plans and practices or pursuant to other written agreements with Company.

          (e) Exclusive Remedy. In the event of a termination of Executive's employment within twelve months following a Change of Control, the provisions of this Section 4 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or Company may otherwise be entitled, whether at law, tort or contract, in equity, or under this Agreement. Executive shall be entitled to no benefits, compensation or other payments or rights upon termination of employment following a Change of Control other than those benefits expressly set forth in this Section 4.

          (f) No Duplicative Payments. In the event that Executive would be entitled to severance payments under this Agreement and also under any Company policy or any other agreement with Company, then the terms of this Agreement shall control Company's payment obligations, to the exclusion of any other agreement or Company policy.

     5. Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this
Section 5, would be subject to the excise tax imposed by Section 4999 of the Code, then Executive's severance benefits under Section 4(a) shall be either:

          (a) delivered in full, or

          (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under
     Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless Company and Executive otherwise agree in writing, any determination required under this Section 5 shall be made in writing by Company's independent public accounts immediately prior to Change of Control (the "Accountants"), whose determination shall be conclusive and binding upon Executive and Company for all purposes. For purposes of making the calculations required by this
     Section 5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 5. Notwithstanding anything herein to the contrary, Employee may agree to reduce the amount of payments and/or benefits otherwise owed to him or her if such reduction would increase the after tax benefits to him or her.

     6. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

          (a) Average Bonus Payment. "Average Bonus Payment" means the average of the bonuses paid to the individual over the last three fiscal years prior to the date of determination; except that if the computation is being made as of a date before September 30, 2003, then the Average Bonus Payment is the average of the bonuses paid to the individual over the last two fiscal years.

          (b) Cause. "Cause" shall mean (i) an act of personal dishonesty taken by Executive in connection with his or her responsibilities as an Executive and intended to result in substantial personal enrichment of Executive,
     (ii) Executive being convicted of a felony, (iii) a willful act by Executive which constitutes gross misconduct and which is injurious to Company, (iv) following delivery to Executive of a written demand for performance from the Company which describes the basis for the Company's reasonable belief that Executive has not substantially performed his or her duties, continued violations by Executive of Executive's obligations to Company which are demonstrably willful and deliberate on Executive's part,
     (v) Executive's death; or (vi) Executive's Disability.

          (c) Change of Control. "Change of Control" means the occurrence of any of the following:

               (i) Any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Company representing fifty percent (50%) or more of the total voting power represented by Company's then outstanding voting securities; or

               (ii) Any action or event occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of Company as of the date hereof, or (B) are elected or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors of Company); or

               (iii) The consummation of a merger or consolidation of Company with any other corporation, other than a merger or consolidation which would result in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation; or

               (iv) The consummation of the sale, lease or other disposition by Company of all or substantially all Company's assets; or

               (v) Adoption by the shareholders of a plan of liquidation or approval by shareholders of a proposal to dissolve of the Company.

     Notwithstanding the foregoing, if either of the parties who are grandfathered under the Company's Rights Plan (i.e., Tennenbaum Capital Partners (and its affiliates) and Franklin (and its affiliates)) are the parties that trigger the definition of a Change of Control (either as a "person" acquiring shares, through a merger or consolidation or by effecting a change in the composition of the Board of Directors), then the transaction would not be considered to be a "Change of Control" under this Agreement, unless within the six months immediately following the action that would otherwise be a "Change of Control" the grandfathered person transfers a controlling interest in the Company to another party that is not an affiliate of the grandfathered person.

          (d) Disability. "Disability" shall mean that Executive has been unable to perform the essential functions of his or her job as the result of his or her incapacity due to physical or mental illness, impairment or medical condition, and such inability, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by Company or its insurers and acceptable to Executive or Executive's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least thirty days' written notice by the Company of its intention to terminate Executive's employment. In the event that Executive resumes the performance of substantially all of his or her duties hereunder before the termination of his or her employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

          (e) Good Reason. "Good Reason" means without Executive's express written consent: (i) a material reduction of Executive's duties, title, authority or responsibilities, relative to Executive's duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Executive of such reduced duties, title, authority or responsibilities, provided, however, that a reduction in duties, title, authority or responsibilities solely by virtue of Company being acquired and made part of a larger entity (as, for example, when the Senior Vice-President of a business unit of Company remains as such following a Change of Control) shall not by itself constitute grounds for a "Voluntary Termination for Good Reason"; (ii) a substantial reduction of the facilities and perquisites (including office space and location) available to Executive immediately prior to such reduction; or (iii) a reduction by Company in the base salary of Executive as in effect immediately prior to such reduction; or (iv) a material reduction by Company in the kind or level of benefits to which Executive was entitled immediately prior to such reduction with the result that such Executive's overall benefits package is significantly reduced. Notwithstanding the above, Executive will not be deemed to have resigned for Good Reason unless Executive has given the Company written notice of the offending conduct and a thirty day opportunity to cure and Company has failed to cure such conduct within the thirty-day period.

     7. Successors.

          (a) Company's Successors. Any successor to Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to Company's business and/or assets which executes and delivers the assumption agreement described in this
     Section 7(a) or which becomes bound by the terms of this Agreement by operation of law.

          (b) Executive's Successors. The terms of this Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     8. Notice.

          (a) General. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to Executive, at his or her last known residential address and (ii) if to Company, at the address of its principal corporate offices (attention: Secretary), or in any such case at such other address as a party may designate by ten days' advance written notice to the other party pursuant to the provisions above.

          (b) Notice of Termination. Any termination by Company for Cause or by Executive for Good Reason or as a result of a voluntary resignation shall be communicated by a notice of termination to the other party hereto given in accordance with Section 8(b) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated and shall specify the termination date (which shall be not more than thirty days after the giving of such notice). The failure by either party to include in the notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of that party hereunder or preclude that party from asserting such fact or circumstance in enforcing that party's rights hereunder.

     9. Miscellaneous Provisions.

          (a) No Duty to Mitigate. Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that Executive may receive from any other source.

          (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c) Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

          (d) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter hereof.

          (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California. The Superior Court of San Diego County and/or the United States District Court for the Southern District of California shall have exclusive jurisdiction and venue over all controversies in connection herewith.

          (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (g) Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

          (h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          (i) Attorneys Fees. In the event of litigation between the parties over the terms of this Agreement and the performance of their respective obligations hereunder, the prevailing party shall be entitled to receive its reasonable attorney's fees and expenses from the other party.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

                                  ANACOMP, INC.

                                 By: /s/Jeffrey R. Cramer
                                    ---------------------------

                                 Title:   CEO
                                       ------------------------

                                 EXECUTIVE


                                 /s/William R. Pesch
                                 ------------------------------
                                 William R. Pesch